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                                                                  Exhibit 10.1
                        AMENDMENT NO. 3 TO LOAN AGREEMENT


               This Amendment No. 3 to Loan Agreement (this "Amendment"), dated as of March 7, 2002, is entered into with reference to the Loan Agreement (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") dated as of October 31, 2000 among Korn/Ferry International, a Delaware corporation ("Borrower"), each lender from time to time a party thereto (each a "Lender" and collectively, the "Lenders"), Bank of America, N.A., as Administrative Agent for itself and the other Lenders (in such capacity, the "Administrative Agent"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement. Section references herein relate to the Loan Agreement unless otherwise stated.

               The parties hereto hereby agree with reference to the following facts:

         A. The parties hereto have previously modified the terms of the Loan Agreement only by an Amendment No. 1 to Loan Agreement dated as of January 30, 2001 and an Amendment No. 2 to Loan Agreement dated as of April 29, 2001.

         B. Prior to the execution of this Amendment, the Borrower is in default of the Loan Agreement by reason of its failure to comply with certain financial covenants as set forth herein.

         C. The parties desire to reduce the lending commitment under the Loan Agreement from $100,000,000 to $45,000,000, to waive and amend certain financial covenants to the extent described herein, and to provide for the additional modifications and waivers set forth herein.

               NOW, THEREFORE, the parties hereto hereby agree as follows:

               1.  Section 1.1 - Amended Definitions. Section 1.1 of the Loan
                   ---------------------------------
               Agreement is hereby amended so that the following definitions set forth therein read in full as follows:

                   "Amortization Adjustment" means, as of each date of
                    -----------------------
               determination of the Fixed Charge Coverage Ratio, 20% of the then effective Commitment as of such date (or, if the Commitment has then been terminated, 20% of the then outstanding principal amount of the Obligations).

                   "Base Rate Margin" means 3.75% per annum.
                    ----------------

                   "Commitment" means the commitment by Lenders to make
                    ----------
               revolving Loans to Borrower in an aggregate principal amount, subject to Section 2.6, not to exceed $45,000,000.

                   "Commitment Fee Rate" means 0.75% per annum.
                    -------------------

                   "Fixed Charge Coverage Ratio" means, as of the last day of
                    ---------------------------
               each Fiscal Quarter, the ratio of (a) the sum of (i) EBITDA for
                                        -----            --- --
               the four Fiscal Quarter period ending on such day, plus (ii) fees
                                                                  ----
               due pursuant to the letter agreement referred to in Section 18 of Amendment No. 3 to the Loan Agreement (the "Amendment Fees"), plus (iii) Restructuring
               ----

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         Charges to the extent incurred during that period, minus (iv) Capital
                                                            -----
         Expenditures paid in cash during such period but excluding amounts financed by Capital Leases and purchase money financing (provided, that
                                                                  --------
         for each Fiscal Quarter in the Fiscal Year ending April 30, 2001, this amount shall be fixed at $5,000,000 irrespective of actual Capital Expenditures, Capital Leases and purchase money financing), minus (v)
                                                                     -----
         income taxes payable for that period, to (b) the sum of (i) Interest
                                               --         --- --
         Expense (including, without limitation, any Amendment Fees) paid in cash during such fiscal period plus (ii) the Amortization Adjustment
                                        ----
         for such fiscal period, plus (iii) all principal payments (including,
                                 ----
         without limitation, all scheduled payments and any prepayments) on all Indebtedness of Borrower and its Subsidiaries during such fiscal period, plus (iv) commencing with the Fiscal Quarter ending July 31,
                 ----
         2001, the aggregate principal amount paid during such fiscal period with respect to Permitted Stock Repurchases (it being understood that no Permitted Stock Repurchases shall be permitted following December 1,
         2001).

                    "Leverage Ratio" means, as of the last day of each
                     --------------
         Fiscal Quarter, the ratio of (a) the Total Funded Debt of Borrower and
                             ----- --
         its Subsidiaries as of the last day of that Fiscal Quarter to (b) EBITDA of Borrower and its Subsidiaries for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters plus Restructuring Charges to the extent incurred
                         ----
         during the period for which EBITDA is computed.

                   "Quick Ratio" means, as of the last day of each Fiscal
                    -----------
         Quarter, the ratio of (a) the sum of (i) Borrower's and its
                                   -------
         Subsidiaries current Cash and Cash Equivalents plus (ii) marketable
                                                        ----
         securities plus trade accounts receivable to (b) the sum of (i) the
                                                          -------
         current liabilities of Borrower and its Subsidiaries and (ii) to the extent not included in current liabilities, the aggregate outstanding principal amount of the outstanding Loans under the Loan Agreement, plus the aggregate effective face amount of all outstanding letters of credit (whether outstanding under the Loan Agreement or otherwise), in each case determined in accordance with Generally Accepted Accounting Principles, consistently applied.

               2.   Section 1.1 - New Definitions. Section 1.1 of the Loan
                    -----------------------------
         Agreement is hereby amended to add thereto the following new definitions:

                    "Restructuring Charges" means restructuring charges taken by
                     ---------------------
         Borrower for expenditures made in cash during the period between April 30, 2001 and October 1, 2001.

               3.   Section 3.2 - Commitment Fees. Section 3.2 of the Loan
                    -----------------------------
         Agreement is hereby amended in full to read as follows:

         "3.2 Commitment Fees. Effective as of the date hereof, Borrower shall
              ---------------
         pay commitment fees to the Administrative Agent for the ratable account of the Lenders having a Pro Rata Share in an amount equal to the
                                                             --------
         Commitment Fee Rate times the actual daily difference between (a) the
                             -----
         Commitment and (b) the aggregate outstanding principal amount of the Loans plus the aggregate face amount of all outstanding Letters of
               ----
         Credit. Commitment fees shall be payable quarterly in arrears on the last Banking Day of each calendar quarter, and on the Maturity Date."

               4.   Section 3.7 - Post Default Interest and Late Payments. If
                    -----------------------------------------------------
         any Event of Default occurs and remains continuing, the Loans shall thereafter bear interest, and if any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to any

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Creditor is not paid when due, it shall thereafter bear interest until paid in full, in each case at a fluctuating interest 4. rate per annum at all times equal to 4% per annum above the rate of interest that would otherwise be applicable pursuant to this Agreement (the "Default Rate"), to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be compounded quarterly,
         ---------
on the last day of each calendar quarter, to the fullest extent permitted by applicable Laws.

               5.   Prohibition of Acquisitions.  Section 6.4 of the Loan
                    ---------------------------
Agreement is hereby amended to read in full as follows:

         "6.4 Acquisitions.  Make any Acquisition."
              ------------

               6.   Termination of Stock Repurchase Program. Notwithstanding
                    ---------------------------------------
Section 6.5(d) of the Loan Agreement or any other term of the Loan Documents to the contrary, the Borrower shall not, and shall not permit its Subsidiaries to, make any "Permitted Stock Repurchases" of the type contemplated by Section 6.5(d) of the Loan Agreement.

               7.   Amendment to Investments Covenant - Section 6.11. Section
                    -------------------------------------------------
6.11 of the Loan Agreement is hereby amended to read in full as follows:

         "6.11  Investments.  Make or commit to make any Investment other than:
                -----------

               (a)  Investments existing as of October 31, 2001;

               (b) Investments in Persons which are Subsidiaries of the Borrower as of October 31, 2001, and which remain Subsidiaries of the Borrower as of the date of the making of the Investment;

               (c)  Investments in Cash Equivalents; and

               (d) Investments received in connection with the settlement of a bona fide dispute with another Person."

               8.   Amendment to Fixed Charge Coverage Ratio - Section 6.12.
                    -------------------------------------------------------
         Section 6.12 of the Loan Agreement is hereby amended to read in full as follows:

         "6.12 Minimum Fixed Charge Coverage Ratio. Permit the Fixed Charge
               -----------------------------------
         Coverage Ratio as of the last day of any Fiscal Quarter described in the matrix below to be less than the ratio set forth opposite that Fiscal Quarter:

                  Fiscal Quarters Ending          Minimum Ratio
                  ----------------------          -------------

                  January 31, 2002                0.25:1.00

                  April 30, 2002                  [0.20:1.00]

                  July 31, 2002                   0.20:1.00;

         it being understood that the bracketed ratio set forth opposite the date April 30, 2002 contains the negative number, -0.20, in the numerator of the ratio."

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               9.   Amendment to Leverage Ratio - Section 6.13. Section 6.13 of
                    ------------------------------------------
the Loan Agreement is hereby amended to read in full as follows:

         "6.13 Maximum Leverage Ratio. Permit the Leverage Ratio as of the last
               ----------------------
         day of any Fiscal Quarter described in the matrix below to be greater than the ratio set forth opposite that Fiscal Quarter:

               Fiscal Quarters Ending            Maximum Ratio
               ----------------------            -------------

               January 31, 2002                  3.10:1.00

               April 30, 2002                    10.15:1.00

               July 31, 2002                     4.25:1.00."

               10.  Amendment to Quick Ratio - Section 6.14. Section 6.14 of the
                    ----------------------------------------
Loan Agreement is hereby amended to read in full as follows:


         "6.14 Minimum Quick Ratio. Permit the Quick Ratio, as of the last day
               -------------------
         of any Fiscal Quarter described in the matrix set forth below, to be less than the ratio set forth opposite that Fiscal Quarter.

               Fiscal Quarters Ending            Minimum Ratio
               ----------------------            -------------

               January 31, 2002                  0.72:1.00

               April 30, 2002                    0.78:1.00

               July 31, 2002                     0.74:1.00."

               11.  Termination of Eurodollar Rate Borrowing Option. From and
                    -----------------------------------------------
after the effective date of this Amendment, Borrower shall not request, and the Lenders shall not be obligated to make, any Eurodollar Rate Loans nor shall Borrower request the continuation of any outstanding Eurodollar Rate Loan upon termination of the related Eurodollar Rate Period. During the period during which any Eurodollar Rate Loan remains outstanding (and unless the Default Rate applies), it shall hereafter bear interest at a fluctuating interest rate per annum at all times equal to the greater of (a) the Base Rate plus the Base Rate Margin, and (b) 2% per annum above the rate of interest that would otherwise be applicable to that Eurodollar Rate Loan pursuant to the Loan Agreement.

               12.  Repayment Obligation. Borrower hereby agrees that, in the
                    --------------------
event the Borrower or any of its Subsidiaries hereafter (a) issues any capital stock to any Person (other than to (i) Borrower or any wholly-owned Subsidiary of Borrower or (ii) any employee of Borrower or any wholly-owned Subsidiary of Borrower as a result of such employees exercise of rights under the stock option plans of Borrower or any such wholly-owned Subsidiary), (b) incurs any Indebtedness for borrowed money (other than purchase money Indebtedness permitted under the Loan Agreement or revolving Indebtedness under the Loan Agreement), (c) enters into any Capital Lease, synthetic lease, or other similar structured finance product, in each case to the extent that the gross cash proceeds to Borrower and its Subsidiaries in connection with any such transaction or series of related transactions exceeds $2,000,000 (other than any loans to the Borrower made by insurance companies with respect to policies of life insurance held by the Borrower or its Subsidiaries), then, to the extent that the then effective amount of the Commitment exceeds $30,000,000, Borrower shall, concurrently with its receipt of the Net Cash Proceeds of such transactions, repay the Loans by an amount which is equal to 30% of the amount of such Net Cash Proceeds. Concurrently with any such repayment, the Commitment shall automatically and permanently reduce in the amount thereof. As used in this Section, the term "Net Cash Proceeds" means the aggregate cash proceeds to Borrower and its Subsidiaries received in connection with any such transaction, net of transactional expenses.

               13.  Monthly Financial and Business Information. Borrower hereby
                    ------------------------------------------
agrees that, in addition to the financial information required by Section 7.1 of the Loan Agreement, Borrower shall provide to Bank of America, as soon as practicable, and in any event within 30 days after the end of each calendar month, (i) the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such calendar month, (ii) consolidated statements of income of Borrower and its Subsidiaries for that calendar month, all in reasonable detail and (iii) the unaudited company-prepared consolidating balance sheets and statements of income as at the end of such calendar month. Borrower shall be permitted, unless otherwise requested by Bank of America, to provide Regional Consolidated Financial Statements in lieu of consolidating statements. Such financial statements shall be certified by a Senior Officer of Borrower as fairly presenting the financial condition and results of operations of Borrower and its Subsidiaries, and shall be prepared and presented in accordance with Generally Accepted Accounting Principles (other than any requirement for footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments.

               14.  Pricing Certificate. Borrower shall no longer be required to
                    -------------------
deliver the Pricing Certificate.


               15.  Representations and Warranties. Borrower hereby represents
                    ------------------------------
and warrants to the Administrative Agent and the Lenders that:


               (a) prior to the effectiveness of this Amendment, Borrower was not in compliance with (i) its Fixed Charge Coverage Ratio as of July 31, 2001 and October 31, 2001, and (ii) its Leverage Ratio as of October 31, 2001;

               (b) except (i) for representations and warranties which expressly relate to a particular date or which are no longer true and correct as a result of a change permitted by the Loan Agreement or the other Loan Documents or (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, after giving effect to this Amendment, each representation and warranty made by Borrower in Article 4 of the Loan Agreement is true and correct as of the date hereof as though such representations and warranties were made on and as of the date hereof (other than any representations and warranties which, by their terms, relate solely to a particular date, in which case the same were true and correct on that date);

               (c) Without in any way limiting the foregoing, Borrower represents and warrants to the Administrative Agent and the Lenders that, except as set forth in clause (a) of this Section, after giving effect to this Amendment, no Default or Event of Default has occurred and remains continuing;

               (d) Borrower has no Significant Subsidiaries which are formed under the laws of the United States of America or its political subdivisions which are not Guarantors of the obligations under the Loan Agreement.

               16.  Waiver. In reliance upon the accuracy of the representations
                    ------
set forth in Section 15 of this Amendment, and subject to the accuracy thereof, the Administrative Agent hereby waives compliance with (a) the Fixed Charge Coverage Ratio covenant set forth in Section 6.12 of the Loan Agreement for the Fiscal Quarters ended July 31, 2001 and October 31, 2001, only, and the Leverage Ratio covenant set forth in Section 6.13 of the Loan Agreement for the Fiscal Quarter ended October 31, 2001, only. These are one time waivers, and the Administrative Agent and the Lenders are entitled to strict and full compliance with these covenants (as amended hereby) as to all other dates and periods.

               17.  Release. As a material inducement to Bank of America to
                    -------
enter into this Amendment, the Borrower (and by executing its consent hereto, Korn/Ferry International Futurestep, Inc.), each hereby fully release and discharge forever Bank of America, N.A., its subsidiaries and affiliated companies, and their respective agents, employees, officers, directors, representatives, attorneys, successors and assigns (hereafter referred to collectively as the "Released Parties"), and each and all of them, from any and all liabilities, claims, actions, causes of action, charges, complaints, obligations, costs, losses, damages, injuries, attorneys' fees, and other legal responsibilities, of any form whatsoever, whether known or unknown, unforeseen, unanticipated, unsuspected or latent, which either of them may have or hold, or have at any time heretofore have or held, arising out of or relating to the Loan Agreement, the Loan Documents, the transactions contemplated thereby or the relationship of the parties hereto arising out of the Loan Agreement or the Loan Documents prior to the effective date of this Amendment. The Borrower (and by executing its consent hereto, Korn/Ferry International Futurestep, Inc.), hereby each expressly waive all rights under Section 1542 of the California Civil Code, which reads as follows:

               "Section 1542. [Certain claims not affected by general release.] A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor."

Borrower (and by executing its consent hereto, Korn/Ferry International Future Step, Inc.) each hereby agree to indemnify and hold harmless each of the Released Parties for and against any and all costs, losses or liability, whatsoever, including reasonable attorneys' fees arising out of the prosecution by Borrower or Korn/Ferry International Future Step, Inc., or its successors or assigns, of any action, claim or cause of actions released pursuant to this Section.

               18.  Fees. By executing this Amendment, the Borrower irrevocably
                    ----
agrees to pay the fees set forth in a letter agreement of even date herewith between the Borrower and Bank of America.

               19.  Conditions. The effectiveness of this Amendment is
                    ----------
conditioned by the satisfaction of each of the following conditions precedent:

               (a) Concurrently with its execution of this Amendment, Borrower shall pay an amendment fee to Bank of America in the amount set forth in the letter agreement referred to in the preceding paragraph;

               (b) Concurrently herewith Borrower and each Guarantor shall enter into (i) Security Agreements (including, without limitation, each of the Deposit Account Control Agreements referred to therein) in form and substance acceptable to the Administrative Agent and in form sufficient to permit filing with the United States Patent and Trademark Office, and (ii) collateral assignments of its life insurance policies (other than (x) such policies as are held in trust and, pursuant to the terms of such trust, are not permitted to be collaterally assigned and
         (y) such policies as are currently scheduled to be transferred to a trust and are so transferred on or prior to July 1, 2002, each of which is listed on Annex II attached hereto), in form and substance acceptable to the Administrative Agent, pursuant to which Borrower and Guarantor shall grant to the Administrative Agent, for the benefit of the Lenders, first priority perfected Liens in substantially all of their respective personal property assets (including without limitation their intellectual property);

               (c) Borrower and each Guarantor shall have delivered certified copies of (i) resolutions authorizing the execution, delivery and performance of the instruments, documents and agreements contemplated hereby, and (ii) such good standing certificates and other documents as the Administrative Agent may request; and

               (d) Korn/Ferry International Futurestep, Inc. shall have countersigned this Amendment.

To the extent that any of the foregoing conditions have not been satisfied as of February 28, 2002, Bank of America may elect to treat this Amendment as effective and such unsatisfied conditions as conditions subsequent, and the Borrower shall cause each such condition subsequent to be completed within five Business Days (the failure of any such conditions subsequent constituting an Event of Default hereunder); provided, however, that (a) each of the Deposit
                             --------  -------
Account Control Agreements referred to above and (b) the execution and delivery of the insurer consents and the performance of such other acts as shall be required to provide the Lenders with a perfected security interest in the above-referenced insurance policies, shall be delivered and/or duly performed and completed as soon as reasonably practicable, but in no event, later than March 31, 2002.

               20.  Exhibit B - Compliance Certificate. The Compliance
                    ----------------------------------
Certificate attached to the Loan Agreement as Exhibit B is hereby amended and restated in full in the form of Annex I attached to this Amendment.

               21.  Confirmation. In all respects, the terms of the Loan
                    ------------
Agreement and the other Loan Documents, in each case as amended hereby or by the documents referenced herein, are hereby confirmed.


   [Remainder of this page intentionally left blank - Signature Pages follow]

         IN WITNESS WHEREOF, Borrower, the Administrative Agent and the Lenders have executed this Agreement as of the date first set forth above by their duly authorized representatives.

                        KORN/FERRY INTERNATIONAL, a Delaware corporation

                        By:   /s/ Peter L. Dunn
                              --------------------------------------
                            Name:  Peter L. Dunn
                            Title: General Counsel

                        BANK OF AMERICA, N.A., as Administrative Agent and sole Lender


                        By:   /s/ Ronald J. Parisi
                              ---------------------------------------
                              Name: Ronald J. Parisi
                              Title: Senior Vice President

         The undersigned guarantor hereby consents to the execution, delivery and performance by Borrower and the Administrative Agent of the foregoing Amendment No. 3 to Loan Agreement ("Amendment No. 3"). In connection therewith, the undersigned expressly and knowingly reaffirms its liability under each of the Loan Documents to which it is a Party and expressly agrees (a) to be and remain liable under the terms of each such Loan Document and (b) that it has no defense, offset or counterclaim whatsoever against the Administrative Agent or the Lenders with respect to any such Loan Document. The undersigned further agrees that each Loan Document to which it is a Party shall remain in full force and effect and is hereby ratified and confirmed.

         The undersigned further agrees that its consent is not necessary for the continued validity and enforceability of any Loan Document to which it is a Party, but is executed to induce the Administrative Agent and the Lenders to enter into the Amendment No. 3.

         The undersigned hereby joins in the release described in Section 17 of the foregoing Amendment, and becomes a party to this Amendment for the purposes of that Section.

KORN/FERRY INTERNATIONAL
FUTURESTEP, INC., a Delaware corporation

By:    /s/ Peter L. Dunn
    ------------------------------------
    Name:    Peter L. Dunn
    Title:   Director

                                      S-1